Exhibit 10.25

CONTRACT
BETWEEN JEFF MANORE, PRO-GOLF TAECHING ACADEMY LLC AND
ELEMENT 21 GOLF (AREM)

October 20, 2010

VP OF RESEARCH AND DEVELOPMENT

PAYMENT TERM:

1)	3 SETS OF SHAFTS/ MONTH FOR 12 MONTHS (Maximum 8 shafts per set)
2)	$2,000/ MONTH PAID IN COMMON SHARES OF AREM BASED ON THE AVERAGE CLOSING PRICE OF THE LAST FIVE DAYS OF EACH MONTH
3)	PAY EXPENSES ON TRIP AND TOUR RELATED (Subject to all expenses pre-approved in writing)
4)	MAINTAIN AT LEAST 100 SHAFT INVENTORY AT JEFF'S FACILITY (7550 STERNS RD, OTTAWA LAKE, MI 49267) (TO BE INVOICED BY AREM TO JEFF) WITH THE STARTING INVENTORY OF 448 SHAFTS
5)	INCENTIVE PROGRAM TO BE DEVELOPED AS THE PRODUCT IS LAUNCHED

DUTIES:

1)	FITTING OF PGA AND LPGA TOUR PLAYERS
2)	CREATION OF FITTING SCHEDULES AND CHARTS FOR OEMS, TOUR TRAILERS, CLUB MAKERS AND INDIVIDUAL SALES
3)	MANUFACTURING OF SHAFT SETS (IRONS, HYBRIDS, WEDGES AND PUTTERS)
4)	COORDINATING AND RUNNING SEMINARS FOR CLUB MAKERS
5)	R&D FOR SCANDIUM AND COMPOSITE SHAFTS
6)	SHAFTS RETAINED/ BOUGHT BY JEFF WILL BE CHARGED AT $24/SHAFT EXCEPT FOR THE 3 SETS PER MONTH FOR THE 12 MONTH PERIOD

TERM:

1)	COMMENCING OCTOBER 20,2010 AND ENDING ON OCTOBER 19,2011
2)	RENEWABLE UPON MUTUAL AGREEMENT
3)	3 MONTHS TERMINATION BY EITHER PARTY

JEFF MANORE PRO-GOLF TEACHING ACADEMY LLC	NATALIYA HEARN ELEMENT 21 GOLF COMPANY (AREM)